Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2004, which appears on page F-8 of Gramercy Capital Corp.’s Current Report on Form 8-K/A, filed on November 12, 2004.

/s/ Marks Paneth & Shron LLP

New York, NY

December 2, 2004